UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 30, 2004

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Effective June 30, 2004, Peter Dorsman resigned as chief operating officer of The Standard Register Company, and that position has been eliminated.  The following positions were also eliminated effective June 30, 2004: president Document and Label Solutions, president Fulfillment Services and vice president Corporate Communications.

On June 30, 2004, Standard Register issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)

Exhibits.

99.1 Press Release dated June 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: July 2, 2004	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

EXHIBIT 99.1

P.O. Box 1167 × Dayton, OH  45401

937.221.1000  × 937.221.1486 (fax)

www.standardregister.com

Standard Register Streamlines Organization With Departure of Four Officers

DAYTON, Ohio (June 30, 2004) -- Standard Register (NYSE: SR), a leading provider of information solutions, announced the departure of four officers, effective immediately.  Peter Dorsman has resigned his position as chief operating officer, and that position has been eliminated.  Dennis Rediker, president and chief executive officer has assumed direct operating responsibility for the company.  Additionally, the following positions have been eliminated and the incumbents have left the company:  president Document and Label Solutions, president Fulfillment Services and vice president Corporate Communications.

“The company has improved the trend in revenue during recent quarters, but the pace of overall operational improvement has not been satisfactory,” said Rediker.  “A flatter, more efficient management structure will help our execution as we focus on delivering the products and services valued by our customers.”

About Standard Register

Standard Register (NYSE: SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at www.standardregister.com

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For More Information, Contact:

Media:  Julie McEwan, 937.221.1825

Investor Relations:  Bob Cestelli, 937.221.1304